UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
___________________

ARABIAN AMERICAN DEVELOPMENT COMPANY

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-1256622 (IRS Employer Identification No.)

10830 North Central Expressway, Suite 175, Dallas, Texas 75231
(Address of principal executive offices, including Zip Code)

Stock Option Plan of Arabian American Development Company for Key Employees
Arabian American Development Company Non-Employee Director Stock Option Plan
(Full Title of the Plan)

Nicholas N. Carter
Executive Vice President
Arabian American Development Company
P. O. Box 1636
Silsbee, TX  77656
(409) 385-8300
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Charlie Goehringer
Germer Gertz, L.L.P.
P.O. Box 4915
Beaumont, Texas 77704
(409) 654-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑

Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

Calculation of Registration Fee

			Proposed	Proposed
			Maximum	Maximum	Amount of
	Amount to be		Offering Price	Aggregate	Registration
Title of Securities to be Registered	Registered		Per Share (3)	Offering Price (3)	Fee
Common Stock, par value $0.10 per share, and Rights attached thereto:	1,000,000	(1)	$2.60	$2,600,000	$102.18

Total	1,000,000	(2)	$2.60	$2,600,000	$102.18

(1)
Of the 1,000,000 shares of Arabian American Development Company’s (the “Company”) common stock, par value $0.10 per share (the “Common Stock”) being registering under this Registration Statement, 500,000 shares of the Common Stock are allocated to each of (i) the Stock Option Plan of Arabian American Development Company for Key Employees and (ii) the Arabian American Development Company Non-Employee Director Stock Option Plan (collectively referred to hereinafter as the “Plans”).

(2)
Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company’s outstanding shares of Common Stock.

(3)
Estimated solely for the purpose of calculating the registration fee and computed pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Company’s Common Stock on the Nasdaq Global Select Market on October 22, 2008.

TABLE OF CONTENTS

PART I
PART II
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
ITEM 4. DESCRIPTION OF SECURITIES.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
ITEM 8. EXHIBITS.
ITEM 9. UNDERTAKINGS.
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 4.3
EXHIBIT 4.4
EXHIBIT 5.1
EXHIBIT 23.2

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The Securities and Exchange Commission (the “SEC”) allows the Company to “incorporate by reference” into this Registration Statement the information filed with it, which means that important information can be disclosed by referring to those documents. Information filed with the SEC after the date of this Registration Statement will update and supersede this information. The Company incorporates by reference the documents listed below and future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) until all of the Common Stock covered by this Registration Statement is issued or a post-effective amendment to this Registration Statement is filed that deregisters all Common Stock then remaining unsold.

The following documents filed with the SEC are hereby incorporated by reference:

(i)      Our Annual Report on Form 10-K for the year ended December 31, 2007;

(ii)           Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008;

(iii)           Our Proxy Statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, filed on April 30, 2008.

(iv)           The description of the Common Stock which is contained in the Company's Registration Statement on Form 10 dated April 29, 1972, as amended by amendment thereto filed June 27, 1972, pursuant to Section 12 of the Exchange Act, and all amendments thereto and reports which have been filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing to or telephoning us at our offices as follows:

Connie Cook
Arabian American Development Company
P. O. Box 1636
Silsbee, TX  77656
(409) 385-8300

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Arabian American Development Company is a Delaware corporation.  Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise.  The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.  A Delaware corporation may indemnify officers, directors, employees and agents in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation.  Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer, director, employee or agent actually and reasonably incurs.

The Company’s Amended and Restated By-Laws provide for indemnification of its directors, officers and employees.  Specifically, Article VIII of the Amended and Restated By-Laws provides indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative, or other, including appeals, by reason of the fact that he is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer or employee of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including costs and attorneys’ fees), judgments, fines, penalties, excise taxes, and amounts paid or to be paid in settlement which may be reasonably incurred or paid by such person in connection with such action (and where it is in the interest of the Company that such settlement be made), suit or proceeding, or any appeal therein.  In cases where such action, suit or proceeding proceeds to final adjudication, the indemnification will not extend to matters as to which it is adjudged that such director, officer or employee is liable for negligence or misconduct in the performance of his duties to the Company.  The Amended and Restated By-Laws specify that the right of indemnification provided for therein shall not be exclusive of other rights to which any director, officer or employee may now or hereafter be entitled, shall continue as to a person who has ceased to be such director, officer or employee, and shall inure to the benefit of the heirs, executors and administrators of a director, officer or employee.  The Board of Directors determines the propriety of the expenses (including attorneys’ fees) incurred by any person who claims indemnity hereunder, and such determination shall be final and conclusive.  Consequently, the Company maintains officers’ and directors’ liability insurance for the benefit of its officers and directors.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

See the Exhibit Index immediately following the signature page hereto, which Exhibit Index is incorporated herein by this reference.

ITEM 9. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in value of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities Exchange Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company, Arabian American Development Company, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 13th day of October, 2008.

ARABIAN AMERICAN DEVELOPMENT COMPANY

                                                                 By: /s/ Nicholas Carter____________________
Nicholas N. Carter,
Executive Vice President, Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below and on the next page constitutes and appoints Nicholas N. Carter, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                                                      Title                                                                Date

/s/ Hatem El Khalidi________________                                                                          President, Chief Executive Officer andOctober  14, 2008
Hatem El Khalidi                                                                                                                     Director (principal executive officer)

/s/ Nicholas Carter_________________                                                                          Chief Operating Officer, ExecutiveOctober  13, 2008
Nicholas N. Carter                                                                                                                  Vice President, and Director

/s/ Connie Cook___________________                                                                          Treasurer, Secretary (principal financial andOctober 13, 2008
Connie Cook                                                                                                                            accounting officer)

/s/Ghazi Sultan____ _______________                                                                           Director                                                                October  22, 2008
Ghazi Sultan

/s/ Robert E. Kennedy______________                                                                           Director                                                                October  13, 2008
Robert E. Kennedy

/s/ Ibrahim Al Moneef______________                                                                           Director                                                                October  14, 2008
Dr. Ibrahim Al Moneef

/s/ Mohammed Al Omair____________                                                                           Director                                                                October  15, 2008
Mohammed O. Al Omair

/s/ Charles Goehringer______________                                                                          Director                                                                October  13, 2008
Charles Goehringer, Jr.

EXHIBIT INDEX

Exhibit
Number                      Description

4.1
Certificate of Incorporation of the Company as amended through the Certificate of Amendment filed with the Delaware Secretary of State on July 19, 2000 (incorporated by reference to Exhibit 3(a) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 0-6247)).

4.2	The Company’s Amended and Restated By-Laws dated April 26, 2007 (incorporated by reference to Item 5.03 to the Company’s Form 8-K dated April 30, 2007 (File No. 0-6247)).

4.3	Stock Option Plan of Arabian American Development Company for Key Employees (incorporated by reference to Exhibit A to the company’s Form DEF 14A filed April 30, 2008 (File No. 001-33926)).

4.4	Arabian American Development Company Non-Employee Director Stock Option Plan (incorporated by reference to Exhibit B to the company’s Form DEF 14A filed April 30, 2008 (File No. 001-33926)).

5.1*	Opinion of Germer Gertz, LLP regarding legality of securities being registered.

23.1*	Consent of Germer Gertz, LLP (included in Exhibit 5.1).

23.2*	Consent of Moore Stephens Travis Wolff, LLP.

24.1*	Power of Attorney (included on signature page).
* Filed herewith.

Exhibit 5.1
August 28, 2008
Arabian American Development Company
10830 North Central Expressway, Suite 175
Dallas, Texas 75231

Re:  Arabian American Development Company – Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Arabian American Development Company, a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-8 of the Company (the “Registration Statement”), being filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the proposed issuance of up to 1,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.10 per share (“Common Stock”), authorized for issuance pursuant to the Stock Option Plan of Arabian American Development Company for Key Employees and the Arabian American Development Company Non-Employee Director Stock Option Plan (collectively, the “Plans”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. We have also assumed that (i) valid book-entry notations for the issuance of the Shares in uncertificated form will be duly made in the share register of the Company, (ii) each award agreement setting forth the terms of each award granted pursuant to the Plans will be consistent with the Plans and will be duly authorized and validly executed and delivered by the parties thereto, (iii) at the time of each issuance of Shares, there will be sufficient shares of Common Stock authorized for issuance under the Company’s certificate of incorporation that have not otherwise been issued or reserved or committed for issuance, and (iv) the price per share paid for Shares issued pursuant to the Plans will not be less than the par value of the Shares. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations stated herein, we are of the opinion that when the shares are issued and delivered upon payment therefore in accordance with the terms of the Plans and any applicable award agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.
We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware. As used herein, the term “General Corporation Law of the State of Delaware” includes the statutory provisions contained therein and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

B.
This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any

Arabian American Development Company
August 28, 2008

changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

Germer Gertz, L.L.P.

By:  /s/ Charlie Goehringer
  Charles W. Goehringer, Jr.

Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Arabian American Development Company:

We consent to the incorporation by reference in the registration statement on Form S-8 of Arabian American Development Company relating to the Stock Option Plan of Arabian American Development Company for Key Employees and the Arabian American Development Company Non-Employee Director Stock Option Plan of our reports dated March 13, 2008, with respect to the consolidated balance sheets of Arabian American Development Company as of December 31, 2007 and 2006, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of Arabian American Development Company.

/s/ Moore Stephens Travis Wolff, L.L.P.

Dallas, Texas
September 2, 2008